UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 1, 2015
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2015, Amtech Systems, Inc. (the “Company”) entered into a Second Amended and Restated Rights Agreement (the “Second Restated Rights Agreement”) with Computershare Trust Company, N.A., as Rights Agent (“Rights Agent”), which amends and restates the Company’s Amended and Restated Rights Agreement between the Company and Rights Agent, dated December 15, 2008 (the “Rights Agreement”). Pursuant to the authority provided by the Rights Agreement to the Company and its Board of Directors (the “Board”), the Second Restated Rights Agreement expands the definition of Exempted Person to include any person that the Board, in its sole and absolute discretion, exempts from becoming an Acquiring Person under the Second Restated Rights Agreement. A Person deemed an Exempted Person under the Second Restated Rights Agreement cannot trigger any of the Rights provided therein so long as such Exempted Person complies with the terms and conditions by which the Board approved such exemption from the Restated Rights Agreement.

Other than expanding the definition of Exempted Person and the corresponding changes related thereto, there were no material changes to the Rights Agreement and the Rights provided therein. The foregoing description of the Second Restated Rights Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Restated Rights Agreement, and such description is qualified in its entirety by reference to the full text of the Restated Rights Agreement, a copy of which is attached hereto as Exhibit 4.1.

Item 3.03 Material Modification of Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Rights Agreement, dated as of October 1, 2015, by and between Amtech Systems, Inc. and Computershare Trust Company, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: October 2, 2015	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Rights Agreement, dated as on October 1, 2015, by and between Amtech Systems, Inc. and Computershare Trust Company, N.A.